Filed Pursuant to Rule 424(i)

Registration Nos. 333-257269

333-257269-01

PROSPECTUS SUPPLEMENT PURSUANT TO RULE 424(i)

FOR THE PERIOD JANUARY 1, 2023 – MARCH 10, 2023

(to Prospectus dated August 25, 2022)

INVESCO DB MULTI-SECTOR COMMODITY TRUST

INVESCO DB GOLD FUND

(THE “FUND”)

This prospectus supplement filed pursuant to Rule 424(i) of the Securities Act of 1933, as amended (the “Securities Act”), sets forth the registration fee due under Rule 456(d) of the Securities Act for the period January 1, 2023 – March 10, 2023. The calculation of the registration fee is included in an exhibit hereto.